Jamf completes acquisition of Identity Automation, expanding its platform to include dynamic identity management for specific industries
MINNEAPOLIS - April 1, 2025 – Jamf (NASDAQ: JAMF), the standard in managing and securing Apple at work, today announced it has completed the acquisition of Identity Automation, a dynamic identity and access management (IAM) platform for industries that are defined by frequent role adjustments, such as education and healthcare.
By acquiring Identity Automation, Jamf gains almost 90 employees, as well as a key product differentiator: dynamic identity management. In K-12 education and other mobile device-centric industries, roles and access constantly shift. Identity Automation’s platform dynamically adjusts access, device, and security policies in real time based on schedules, locations, and role changes. Through integrations with ecosystem partners and Jamf, a best-in-class device login and user experience is achieved.
Jamf is uniquely positioned as the only provider offering a comprehensive, Apple-best solution for device management and security in teaching and learning workflows. While Jamf is known for its Apple-best platform, it offers solutions across multiple endpoints.
By unifying Jamf’s endpoint management and security expertise with Identity Automation’s adaptive identity technology, organizations can streamline and enhance the overall user experience—all within a single platform.
"We're excited to welcome Identity automation to the Jamf family," said John Strosahl, CEO at Jamf. “Together, we will offer organizations a smarter, more efficient way to manage identity and access in dynamic environments so users can be productive as soon as they pick up a device. I’m so excited to see what our world-class teams can achieve together as we continue our mission to help organizations succeed with Apple.”
About Jamf
Jamf’s purpose is to simplify work by helping organizations manage and secure an Apple experience that end users love and organizations trust. Jamf is the only company in the world that provides a complete management and security solution for an Apple-first environment that is enterprise secure, consumer simple and protects personal privacy. To learn more, visit jamf.com.
About Identity Automation
Identity Automation provides IAM solutions for K-12 and higher education. Its flagship platform safeguards learning environments, maximizes instructional time, and minimizes the load on Information & Educational Technology teams. Technology leaders turn to Identity Automation for its best-in-class security capabilities, time-saving automation, and flexible approach to managing digital identities. Headquartered in Houston, Texas, Identity Automation is trusted by Chicago Public Schools, Public Schools of North Carolina, Houston Community College, and hundreds of other institutions. To learn more visit: identityautomation.com.
Forward-Looking Statements
This release relates to the acquisition of Identity Automation Systems, LLC (“Identity Automation”) by Jamf Holding Corp. (“Jamf”, “we”, our” or “us”). This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, regarding the anticipated benefits of the acquisition, and the anticipated impacts of the acquisition on our business, products, financial results, and other aspects of our and Identity Automation’s operations. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. These risks, uncertainties, assumptions, and other factors include, but are not limited to: our ability to retain key Identity

Automation personnel or maintain relationships with its customers, vendors, developers, community members, and other business partners; risks that the acquisition disrupts current plans and operations; our ability to successfully integrate Identity Automation’s operations; our ability to execute on our business strategies relating to the acquisition and realize expected benefits and synergies; and our ability to compete effectively, including in response to actions our competitors may take following the acquisition. Further information on additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Forward-Looking Statements” and elsewhere in our Form 10-K for the year ended December 31, 2024, and the other filings and reports we make with the Securities and Exchange Commission from time to time. Moreover, both we and Identity Automation operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the acquisition, or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or our management's good faith belief as of that time with respect to future events. Except as required by law, we undertake no obligation, and do not intend, to update these forward-looking statements.
Media Contact:
Liarna La Porta | media@jamf.com
Investor Contact:
Jennifer Gaumond | ir@jamf.com